UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Selection of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers

On October 12, 2017, Ritter Pharmaceuticals, Inc. (the “Company”) appointed Jeffrey Benjamin the Company’s new Vice President, Finance, effective October 16, 2017. Following the Company’s filing of its quarterly report on Form 10-Q for the third quarter of fiscal year 2017, which is expected to be filed on or about October 31, 2017, Mr. Benjamin will serve as the Company’s principal financial officer and principal accounting officer. Until such time, Ellen Mochizuki, the Company’s former Vice President, Finance, who has agreed to provide consulting services to the Company to ensure an orderly transition, will continue to act as the Company’s principal financial officer and principal accounting officer.

Mr. Benjamin, 52, previously served as Interim Corporate Controller for Unified Grocers (acquired by Supervalu Inc. in June 2017) since February 2017. Prior to that he served as a principal consultant for Tatum Consulting from January 2015 to January 2017, Chief Financial Officer of Communications Infrastructure Corporation from March 2013 to January 2015, and Corporate Controller of Liaison Technologies, Inc. from April 2012 to March 2013.

Mr. Benjamin will receive an initial annual base salary of $175,000 and will be eligible to earn an annual bonus of up to 20% of his base salary, in the board of director’s sole discretion. Mr. Benjamin will also be eligible to receive all other benefits that the Company makes available to its employees generally.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.

		By:	/s/ Michael D. Step
		Name:	Michael D. Step
		Title:	Chief Executive Officer

Date:	October 17, 2017